EX-4.mm


                                       JACKSON NATIONAL LIFE
                                           INSURANCE COMPANY  [Graphic Omitted]
[2900 Westchester Avenue                         OF NEW YORK
Purchase, New York 10577]                    A STOCK COMPANY

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                  5 YEAR WITHDRAWAL CHARGE SCHEDULE ENDORSEMENT

THIS ENDORSEMENT IS MADE A PART OF THE CONTRACT TO WHICH IT IS ATTACHED AND IS EFFECTIVE ON THE ISSUE DATE. TO THE EXTENT ANY PROVISIONS CONTAINED IN THIS ENDORSEMENT ARE CONTRARY TO OR INCONSISTENT WITH THOSE OF THE CONTRACT TO WHICH IT IS ATTACHED, THE PROVISIONS OF THIS ENDORSEMENT WILL CONTROL. THE BENEFITS DESCRIBED IN THIS ENDORSEMENT WILL CEASE UPON TERMINATION OF THE CONTRACT. THIS 5 YEAR WITHDRAWAL CHARGE SCHEDULE BENEFIT MAY ONLY BE ELECTED PRIOR TO THE ISSUE DATE. THE CONTRACT IS AMENDED AS FOLLOWS:

The CONTRACT DATA PAGE is amended by the addition of the following:

1. The following language is added:

       "5 YEAR WITHDRAWAL CHARGE    On an annual basis, this charge equals 0.30%
       SCHEDULE CHARGE:             of the daily net asset value of the
                                    Investment Divisions for the life of the Contract."

2. The Withdrawal Charge schedule is deleted and replaced with the following schedule:

       "WITHDRAWAL CHARGE:      COMPLETED YEARS SINCE        WITHDRAWAL CHARGE
                                 RECEIPT OF PREMIUM             PERCENTAGE
                                          0                        6.5%
                                          1                         5%
                                          2                         3%
                                          3                         2%
                                          4                         1%
                                          5+                        0%"

                                        SIGNED FOR THE JACKSON NATIONAL LIFE
                                        INSURANCE COMPANY OF NEW YORK

                                        /s/ Clark P. Manning

                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER


7343NY 04/03